UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                              ---------------------

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 4, 2005

                              Wynn Resorts, Limited
             (Exact Name of Registrant as Specified in its Charter)


             Nevada                      000-50028               46-0484987
 (State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
        Incorporation)                                      Identification No.)

       3131 Las Vegas Boulevard South
             Las Vegas, Nevada                                  89109
  (Address of Principal Executive Offices)                    (Zip Code)

                                 (702) 770-7555
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01     Other Events.

Ronald J. Kramer, President of the Company, has entered into a Rule 10b5-1 trading plan to sell up to 13,700 shares of the Company's common stock concurrent with the vesting of 30,000 shares of the Company's common stock which Mr. Kramer received pursuant to a Restricted Stock Agreement dated as of February 3, 2005 by and between the Company and Mr. Kramer. Mr. Kramer has advised the Company that the proceeds from the sale of the shares will be used primarily to pay federal and state tax withholding obligations resulting from the vesting of the 30,000 shares of common stock, and brokerage commissions associated with the sale.

Marc D. Schorr, Chief Operating Officer of the Company, through his family trust, has entered into a Rule 10b5-1 trading plan to sell up to 9,200 shares of the Company's common stock concurrent with the vesting of 25,000 shares of the Company's common stock which Mr. Schorr's family trust received pursuant to a Restricted Stock Agreement dated as of February 3, 2005 by and between the Company and Mr. Schorr. Mr. Schorr has advised the Company that the proceeds from the sale of the shares will be used primarily to pay federal tax withholding obligations resulting from the vesting of the 25,000 shares of common stock, and brokerage commissions associated with the sale.

These trading plans are intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company's insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written plans to buy or sell a specified number of shares of a company stock over a set period of time.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 8, 2005

                                             Wynn Resorts, Limited


                                             By: /s/John Strzemp
                                                 -----------------------
                                                 John Strzemp
                                                 Executive Vice President and
                                                 Chief Financial Officer